Exhibit 99.1

JMP Group Reports First Quarter 2018 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--May 2, 2018--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2018.

  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $0.3 million, or $0.01 per diluted share, compared to a net loss of $4.7 million, or $0.22 per share, for the quarter ended March 31, 2017.
  Total net revenues on a GAAP basis were $27.2 million, compared to $24.4 million for the quarter ended March 31, 2017.
  The operating net loss was $1.6 million, or $0.07 per diluted share, compared to an operating net loss of $2.1 million, or $0.09 per share, for the quarter ended March 31, 2017. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $31.7 million, compared to $25.3 million for the quarter ended March 31, 2017. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”

“We had a disappointing first quarter as a result of some unusual expenses and a net loss on our invested capital,” said Chairman and Chief Executive Officer Joe Jolson. “Nonetheless, JMP Securities continued its strong performance, contributing $0.08 per share—and $0.38 per share on a trailing-four-quarters basis—as equity capital markets fees were stable and strategic advisory revenues rebounded strongly from year-ago levels. We are optimistic about the remainder of the year, despite increased volatility and the recent sell-off in the stock market. Although higher short-term interest rates could hurt more cyclical sectors of the U.S. economy, putting downward pressure on P/E multiples, we anticipate that there will continue to be windows of opportunity for growth companies to raise equity capital as 2018 progresses. During the second quarter, we expect to fully redeploy the excess cash that caused a severe drag on our operating earnings last year, adding to our warehouse credit facility and positioning us to execute on our fifth CLO in the next three to six months.

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $25.3 million, an increase of 34.1% from $18.9 million for the first quarter of 2017. JMP Securities’ operating margin on adjusted net revenues was 9.5%, compared to 1.7% for the first quarter of 2017. The asset management segment reported adjusted net revenues of $4.0 million, a decrease of 24.9% from $5.3 million for the first quarter of 2017. Together, these two segments represent JMP Group’s operating platforms.

JMP Group’s principal investment activities generate net investment income, which has historically more than covered corporate expenses and has contributed to operating earnings through net corporate income. However, in the first quarter of 2018, the company incurred transaction costs of $0.8 million related to the planned initial public offering of Workspace Property Trust, which was withdrawn in February. Additionally, the company recognized a net loss of $0.7 million on an investment in a hedge fund managed by Harvest Capital Strategies and recorded a loan loss provision of $0.9 million in connection with a specific credit underlying certain collateralized loan obligations. Consequently, JMP Group recorded net corporate expense of $2.7 million for the quarter.

A summary of JMP Group’s operating net income per share by segment for the quarter ended March 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Broker-dealer	$0.08	$0.12	$0.01
Asset management	(0.03)	0.02	0.01
Operating platform EPS	0.05	0.13	0.02
Net corporate income	(0.12)	0.03	(0.11)
Operating EPS (diluted)	($0.07)	$0.16	($0.09)
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting, adjusted net revenues, including a reconciliation to net revenues, and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $20.7 million, an increase of 51.9% from $13.6 million for the quarter ended March 31, 2017.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended
	Mar. 31, 2018			Dec. 31, 2017		Mar. 31, 2017
($ in thousands)	Count	Revenues		Count	Revenues	Count	Revenues
Equity and debt origination	21	$11,862	(1)	21	$12,863	23	$10,470
Strategic advisory and private placements	7	8,801		4	9,647	3	3,130
Total	28	$20,663	(1)	25	$22,510	26	$13,600
(1)

Prior to 2018, JMP Group presented investment banking revenues net of related expenses. In the quarter ended March 31, 2018, the company adopted new accounting guidance on revenue recognition, which resulted in the presentation of investment banking revenues and related expenses on a gross basis in the company’s financial statements. These related expenses were $2.0 million for the quarter.

Brokerage

Net brokerage revenues were $4.7 million, a decrease of 11.8% from $5.3 million for the quarter ended March 31, 2017.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $16.5 million, an increase of 4.9% from $15.8 million for the quarter ended March 31, 2017.

Asset Management

Asset management fees were $6.4 million, an increase of 8.7% from $5.9 million for the quarter ended March 31, 2017.

Asset management-related fee revenues reflect asset management fees, net of non-controlling interests in HCAP Advisors, as well as certain fee revenues reported in the company’s financial statements as other income. Asset management-related fee revenues were $6.3 million, compared to $5.9 million for the quarter ended March 31, 2017. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2018, totaled $1.8 billion, including $0.9 billion of funds managed by Harvest Capital Strategies, JMP Asset Management and HCAP Advisors and $1.0 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $1.8 billion at December 31, 2017, and $2.0 billion at March 31, 2017. Including sponsored funds in which JMP Group owns an economic interest, client assets under management totaled $5.3 billion at March 31, 2018.

At March 31, 2018, private capital, including corporate credit, small business lending, venture capital and real estate-related investments, represented 50.4% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $3.6 million, compared to a net realized and unrealized loss of $1.9 million for the quarter ended March 31, 2017.

Adjusted principal transaction revenues exclude certain unrealized mark-to-market gains or losses, including those on JMP Group’s investment in Harvest Capital Credit Corporation, as well as unrealized losses derived from depreciation and amortization of real estate investment properties and non-controlling interests in CLO-related gains or losses. Adjusted principal transaction losses were $1.3 million, compared to adjusted principal transaction revenues of $0.6 million for the quarter ended March 31, 2017. For more information about adjusted principal transaction revenues, including a reconciliation to principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Net Interest Income

Net interest income was $3.0 million, compared to $1.0 million for the quarter ended March 31, 2017. The year-over-year increase was primarily due to a materially higher average loan balance for the first quarter of 2018 than for the first quarter of 2017, due to the reinvestment of funds that resulted from the liquidation of JMP Credit Advisors CLO I in February 2017.

Repurchase or Early Retirement of Debt

For the quarter ended March 31, 2018, there was a loss of $2.6 million on the early retirement of debt, while for the quarter ended March 31, 2017, there was a gain of $0.2 million on the repurchase of debt. In February 2018, JMP Credit Advisors elected to reset JMP Credit Advisors CLO III, lowering interest expense and extending the CLO’s reinvestment period and maturity date in the process. Redeeming the outstanding senior notes previously issued by the CLO to effect the reset triggered the accelerated amortization of remaining capitalized costs from the original issuance of the debt, resulting in a loss for the quarter ended March 31, 2018. In March 2017, JMP Group repurchased certain subordinated notes previously issued by JMP Credit Advisors CLO II, resulting in a gain for the quarter ended March 31, 2017.

Provision for Loan Losses

The net loan loss provision was $1.5 million and was both reflective of specific loans deemed to be impaired and general in nature, without regard to specific credits.

Expenses

Compensation and Benefits

Compensation and benefits expense was $24.3 million, compared to $21.8 million for the quarter ended March 31, 2017. With regard to annually awarded compensation, a concept which adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 74.9% of adjusted net revenues, compared to 81.2% for the quarter ended March 31, 2017. Further excluding specific loan loss provisions and compensation expense related to hedge fund incentive fees, the compensation ratio was 70.0%, compared to 75.5% for the quarter ended March 31, 2017.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $10.3 million, compared to $7.8 million for the quarter ended March 31, 2017. A portion of the increase was attributable to the adoption of new accounting guidance on revenue recognition, which caused $2.0 million of investment banking-related expenses to be presented on a gross basis and to be included within non-compensation expense. In prior periods, such expenses were presented as a deduction from investment banking revenues.

Share Repurchase Activity

During the quarter ended March 31, 2018, JMP Group repurchased 195,875 shares of its common stock at an aggregate cost of $1.0 million, or $5.33 per share. As of April 1, 2018, approximately 800,000 shares were eligible for repurchase through year-end.

Personnel

At March 31, 2018, the company had 211 full-time employees, compared to 230 at December 31, 2017, and 224 at March 31, 2017.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenues

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iii) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, (iv) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (v) reverses net unrealized gains or losses on strategic equity investments and warrants, and (vi) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III, JMP Credit Advisors CLO IV and JMP Credit Advisors CLO V and to loans held for investment, which is required by GAAP;
  one-time expenses associated with the redemption of senior notes due 2021 and of debt underlying JMP Credit Advisors CLO III and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter ended March 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Revenues:
Non-interest revenues	$28,294	$30,043	$24,462
Net interest income	3,008	2,443	972
Early retirement of debt	(2,626)	(775)	210
Provision for loan losses	(1,465)	(875)	(1,266)
Total net revenues	27,211	30,836	24,378

Add back/(subtract):
General loan loss provision/(reversal) – collateralized loan obligations	329	680	(418)
Early retirement of debt	1,318	1,067	-
Unrealized mark-to-market (gain) – deferred compensation	(1)	(6)	(75)
Unrealized loss – real estate-related depreciation and amortization	1,628	1,173	2,156
Unrealized mark-to-market loss – strategic equity investments and warrants	638	1,816	419
Non-controlling interests	618	(1,265)	(1,199)

Adjusted net revenues	$31,741	$34,301	$25,261

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that (i) excludes the non-controlling interest in asset management subsidiary HCAP Advisors and in certain collateralized loan obligations and (ii) includes certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter ended March 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017

Base management fees:
Revenues reported as asset management fees	$3,061	$3,463	$4,045
Non-controlling interests	(140)	(122)	(335)
Total base management fees	2,921	3,341	3,710

Incentive fees:
Revenues reported as asset management fees	3,364	508	1,866
Non-controlling interests	-	-	(113)
Total incentive fees	3,364	508	1,753

Other income:
Total fundraising and other fees	12	430	446

Asset management-related fee revenues	$6,297	$4,279	$5,909

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that reverses (i) net unrealized gains and losses related to deferred compensation, (ii) unrealized losses derived from depreciation and amortization of real estate investment properties, (iii) net unrealized gains and losses on strategic equity investments and warrants, and (iv) non-controlling interests in CLO-related gains or losses, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter ended March 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017

Hedge fund investments	($687)	$832	$130
Investment in Harvest Capital Credit Corporation	(638)	(1,816)	(419)
Other principal investments	(2,294)	(1,845)	(1,603)
Total principal transaction revenues	(3,619)	(2,829)	(1,892)
Add back/(subtract):
Unrealized mark-to-market (gain) – deferred compensation	(1)	(6)	(75)
Unrealized loss – real estate-related depreciation and amortization	1,628	1,173	2,156
Unrealized mark-to-market loss – strategic equity investments and warrants	638	1,816	419
Non-controlling interests – CLO portfolios	71	-	-
Total operating adjustments	2,336	2,983	2,500
Total adjusted principal transaction revenues	($1,283)	$154	$608

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned, as well as any specific loan loss provisions.

A statement of JMP Group’s compensation ratio for the quarter ended March 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended
($ in thousands)	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017

Compensation Ratio
Adjusted net revenues	$31,741	$34,301	$25,261

Compensation and benefits	$24,261	$21,588	$21,798
Subtract/(add back):
Compensation expense – stock options and SARs	(97)	(188)	67
Compensation expense – RSUs	160	213	239
Compensation expense – deferred compensation	81	(811)	654
Unrealized mark-to-market gain – deferred compensation	1	6	75
Compensation expense – non-controlling interest	352	296	260
Adjusted compensation and benefits	$23,764	$22,072	$20,503

Adjusted ratio of compensation expense to revenues	74.9%	64.3%	81.2%

Compensation Ratio Excluding Incentive Fees and Loss Provision
Adjusted net revenues	$31,741	$34,301	$25,261
Subtract/(add back):
Compensation expense – hedge fund incentive fees	3,025	270	1,471
Specific loan loss provision	(893)	(128)	(1,413)
Adjusted net revenues, excluding hedge fund incentive fees and specific loss provision	$29,609	$34,159	$25,203

Adjusted compensation and benefits	$23,764	$22,072	$20,503
Subtract:
Compensation expense – hedge fund incentive fees	3,025	270	1,471
Adjusted compensation and benefits, excluding hedge fund incentive fees	$20,739	$21,802	$19,032

Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees and specific loss provision	70.0%	63.8%	75.5%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iv) excludes transaction costs related to a CLO, (v) excludes amortization expense related to a CLO, (vi) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III, JMP Credit Advisors CLO IV and JMP Credit Advisors CLO V and to loans held for investment, which is required by GAAP;
  one-time expenses associated with the redemption of debt underlying JMP Credit Advisors CLO III (in the first quarter of 2018) and of senior notes due 2021 (in the fourth quarter of 2017) and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017

Net income/(loss) attributable to JMP Group	($283)	($1,373)	($4,740)

Add back/(subtract):
Income tax expense/(benefit)	(5,568)	1,913	(1,084)
Income/(loss) before taxes	(5,851)	540	(5,824)

Add back/(subtract):
Compensation expense – stock options and SARs	(97)	(188)	67
Compensation expense – RSUs	160	213	239
Compensation expense – net deferred compensation	81	(811)	654
General loan loss provision/(reversal) – collateralized loan obligations	329	680	(418)
Early retirement of debt	1,318	1,067	-
Restructuring costs – CLO portfolios	64	15	-
Amortization of intangible asset – CLO III	69	69	69
Unrealized loss – real estate-related depreciation and amortization	1,628	1,173	2,156
Unrealized mark-to-market loss – strategic equity investments and warrants	638	1,816	419
Operating income/(loss) before taxes	(1,661)	4,574	(2,638)

Income tax expense/(benefit)	(30)	983	(555)
Operating net income/(loss)	($1,631)	$3,591	($2,083)

Operating net income/(loss) per share:
Basic	($0.08)	$0.17	($0.10)
Diluted (1)	($0.07)	$0.16	($0.09)

Weighted average shares outstanding:
Basic	21,666	21,568	21,573
Diluted (1)	21,811	22,017	21,988
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended March 31, 2018, December 31, 2017, and March 31, 2017, was 21,665,652, 21,567,723 and 21,572,686, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for these periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues excludes (i) the general loan loss provision taken with regard to certain CLOs, (ii) the impact of the early retirement of debt associated with JMP Credit Advisors CLO III, (iii) unrealized mark-to-market gains or losses on investments related to deferred compensation, (iv) unrealized losses derived from depreciation and amortization of real estate investment properties, (v) net unrealized gains and losses on strategic equity investments and warrants, and (vi) non-controlling interests in various sources of revenue that are consolidated according to GAAP. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 26% is assumed for JMP Group’s taxable subsidiary, based on the company’s best estimation of the subsidiary’s average rate of taxation over the long term.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2018, is set forth below.

	Quarter Ended March 31, 2018
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$20,661	-	$20,661	-	$2	$20,663
Brokerage	4,664	-	4,664	-	-	4,664
Asset management-related fees	4	$3,989	3,993	$3,285	(981)	6,297
Principal transactions	-	-	-	(1,283)	-	(1,283)
Gain on sale and payoff of loans	-	-	-	(161)	-	(161)
Net dividend income	-	-	-	327	-	327
Net interest income	-	-	-	2,127	-	2,127
Provision for loan losses	-	-	-	(893)	-	(893)
Adjusted net revenues	25,329	3,989	29,318	3,402	(979)	31,741

Expenses:
Non-interest expense/(income)	22,916	5,020	27,936	6,447	(981)	33,402
Operating income/(loss) before taxes	2,413	(1,031)	1,382	(3,045)	2	(1,661)

Income tax expense/(benefit)	627	(268)	359	(389)	-	(30)
Operating net income/(loss)	$1,786	($763)	$1,023	($2,656)	$2	($1,631)

Operating net income/(loss) per share:
Basic	$0.08	($0.04)	$0.05	($0.12)	$0.00	($0.08)
Diluted	$0.08	($0.03)	$0.05	($0.12)	$0.00	($0.07)

Book Value per Share

At March 31, 2018, JMP Group’s book value per share was $4.34. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income. Such reversals result in an adjusted book value per share of $5.23, as set forth below.

(in thousands, except per share amounts)	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017

Shareholders' equity	$93,418	$96,335	$114,174

Accumulated unrealized loss – real estate-related depreciation and amortization	$13,578	$11,950	$6,461
Accumulated general loan loss provision – collateralized loan obligations	5,787	5,458	3,662
Adjusted shareholders' equity	$112,783	$113,743	$124,297

Book value per share	$4.34	$4.43	$5.27
Adjusted book value per share	$5.23	$5.23	$5.74

Basic shares outstanding	21,547	21,729	21,659

Quarterly operating ROE (1)	(6.9%)	14.6%	(7.1%)
LTM operating ROE (1)	4.7%	4.1%	5.2%

Quarterly adjusted operating ROE (1)	(5.8%)	12.5%	(6.6%)
LTM adjusted operating ROE (1)	4.1%	3.6%	4.9%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Company management utilizes adjusted book value on a total and per share basis, adjusted in the manner described above, as an additional means of evaluating JMP Group’s efforts to retain earnings and build shareholders’ equity. Management believes that adjusted book value per share provides useful information by excluding non-cash expenses related to real estate investments that otherwise obscure the company’s increases and decreases in net worth as a result of its core business activities. Management also believes that adjusted book value allows for a better comparison of shareholders’ equity and the return on that equity in a given period to those in prior and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on March 28, 2018, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2017, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Thursday, May 3, 2018. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 9259569.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	Mar. 31, 2018	Dec. 31, 2017

Assets
Cash and cash equivalents	$47,858	$85,594
Restricted cash and deposits	70,419	51,727
Marketable securities owned, at fair value	19,640	20,825
Other investments	17,033	27,984
Loans held for investment, net of allowance for loan losses	145,253	83,948
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	754,632	765,583
Other assets	46,983	40,965
Total assets	$1,101,818	$1,076,626

Liabilities and Shareholders' Equity
Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$6,280	$7,919
Accrued compensation	10,064	43,131
Asset-backed securities issued, net of issuance costs	735,058	738,248
CLO V warehouse facility	112,800	61,250
Bond payable, net of issuance costs	93,069	93,103
Note payable	8,829	-
Repurchase agreement	3,878	-
Other liabilities	25,704	22,796
Total liabilities	995,682	966,447

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	93,418	96,335
Non-redeemable non-controlling interest	12,718	13,844
Total equity	106,136	110,179
Total liabilities and shareholders' equity	$1,101,818	$1,076,626

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2018	Mar. 31, 2017

Revenues:
Investment banking	$20,662	$13,600
Brokerage	4,664	5,286
Asset management fees	6,425	5,911
Principal transactions	(3,620)	(1,893)
Gain/(loss) on sale and payoff of loans	(182)	847
Net dividend income	296	266
Other income	49	445
Non-interest revenues	28,294	24,462

Interest income	12,710	9,067
Interest expense	(9,702)	(8,095)
Net interest income	3,008	972

Gain/(loss) on repurchase or early retirement of debt	(2,626)	210
Provision for loan losses	(1,465)	(1,266)
Total net revenues	27,211	24,378

Non-interest expenses:
Compensation and benefits	24,261	21,798
Administration	2,233	1,819
Brokerage, clearing and exchange fees	777	759
Travel and business development	954	915
Managed deal expenses	1,566	-
Communications and technology	1,062	1,053
Occupancy	1,117	1,111
Professional fees	1,905	1,162
Depreciation	264	311
Other	387	677
Total non-interest expense	34,526	29,605

Net income/(loss) before income tax	(7,315)	(5,227)
Income tax expense/(benefit)	(5,568)	(1,084)
Net income/(loss)	(1,747)	(4,143)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	(1,464)	597
Net income/(loss) attributable to JMP Group	($283)	($4,740)

Net income/(loss) attributable to JMP Group per share:
Basic	($0.01)	($0.22)
Diluted	($0.01)	($0.22)

Weighted average common shares outstanding:
Basic	21,666	21,573
Diluted	21,666	21,573

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Zach Leibowitz, 646-722-6528
zach@dlpr.com
or
Alyssa Noud, 646-722-6525
alyssa@dlpr.com